EXHIBIT 11

                         TALK.COM INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                                 (IN THOUSANDS)



                                                                      FOR THE THREE MONTHS                 FOR THE NINE MONTHS
                                                                       ENDED SEPTEMBER 30,                 ENDED SEPTEMBER 30,
                                                                 -------------------------------    --------------------------------
                                                                       1999              1998             1999              1998
------------------------------------------------------------------------------------------------------------------------------------

Income (loss) before extraordinary gain                            $  14,646         $ (92,296)         $ 41,018       $  (230,245)
Extraordinary gain                                                     2,233            50,562            21,230            50,562
                                                                   ---------         ---------          --------       -----------

Net income (loss)                                                  $  16,879         $ (41,734)         $ 62,248       $  (179,683)
                                                                   =========         =========          ========       ===========

BASIC

Weighted average common shares outstanding - Basic:                   61,343            58,376            60,233            62,317
                                                                   =========         =========          ========       ===========

Income (loss) before extraordinary gain                            $   0.24          $  (1.58)         $   0.68        $     (3.69)
Extraordinary gain                                                     0.04              0.87              0.35               0.81
                                                                   ---------         ---------          --------       -----------

Net income (loss)                                                  $   0.28           $ (0.71)          $  1.03        $     (2.88)
                                                                   =========         =========          ========       ===========

DILUTED

Weighted average common and common equivalent shares outstanding - Diluted:

Weighted average shares                                               61,343            58,376            60,233            62,317
Effect of assumed conversion of common stock options                   2,137                --             2,860                --
                                                                   ---------         ---------          --------       -----------
Weighted  average  common  and  common  equivalent  shares -
    Diluted                                                           63,480            58,376            63,093            62,317
                                                                   =========         =========          ========       ===========

Income (loss) before extraordinary gain                            $   0.23          $  (1.58)         $   0.65        $     (3.69)
Extraordinary gain                                                     0.04              0.87              0.34               0.81
                                                                   ---------         ---------          --------       -----------

Net income (loss)                                                  $   0.27          $  (0.71)         $   0.99        $     (2.88)
                                                                   ========          =========         ========        ===========